                                                                      EXHIBIT 11

                                                       YEAR       NINE MONTHS       YEAR                SIX MONTHS
                                                      ENDED          ENDED         ENDED                  ENDED
                                                    OCTOBER 31,     JULY 31,      JULY 31,             JANUARY 31,
                                                      1995           1996          1997            1997           1998
                                                     ------         ------        ------          ------         ------
(in thousands except per share data)
Basic weighted average shares outstanding             13,691         13,687         16,367         15,394         17,357

  Net effect of dilutive stock options based
    upon the treasury stock method using the
    average stock price                                1,167          1,166            186            731            297
                                                     -------        -------        -------        -------        -------
Diluted weighted average shares outstanding           14,858         14,853         16,553         16,125         17,654
                                                     =======        =======        =======        =======        =======
  Income before extraordinary item                   $ 2,817        $ 5,450        $10,400        $ 3,583        $ 3,572

  Extraordinary item - loss on early
    extinguishment of debt, net of income
    tax benefit of $662                                  --             --             933            933            --
                                                     -------        -------        -------        -------        -------
      Net income                                     $ 2,817        $ 5,450        $ 9,467        $ 2,650        $ 3,572
                                                     =======        =======        =======        =======        =======
  Pro forma net income before extraordinary
    item (Unaudited)                                 $ 2,742        $ 4,951        $ 9,999        $ 3,577        $ 3,252
                                                     =======        =======        =======        =======        =======
Basic Per Share Data:

  Income before extraordinary item                   $  0.21        $  0.40        $  0.64        $  0.23        $  0.21

  Extraordinary item - loss on early
    extinguishment of debt, net of income
    tax benefit of $662                              $   --         $   --         $  0.06        $  0.06        $   --
                                                     -------        -------        -------        -------        -------
      Net income                                     $  0.21        $  0.40        $  0.58        $  0.17        $  0.21
                                                     =======        =======        =======        =======        =======

  Pro forma net income before extraordinary
    iten (Unaudited)                                 $  0.20        $  0.36        $  0.61        $  0.23        $  0.19
                                                     =======        =======        =======        =======        =======

Diluted Per Share Data:

  Income before extraordinary item                   $  0.19        $  0.37        $  0.63        $  0.22        $  0.20

  Extraordinary item - loss on early
    extinguishment of debt, net of income
    tax benefit of $662                              $   --         $   --         $  0.06        $  0.06        $   --
                                                     -------        -------        -------        -------        -------
      Net income                                     $  0.19        $  0.37        $  0.57        $  0.16        $  0.20
                                                     =======        =======        =======        =======        =======

  Pro forma net income before extraordinary
    item (Unaudited)                                 $  0.18        $  0.33        $  0.60        $  0.22        $  0.18
                                                     =======        =======        =======        =======        =======

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